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                                                                      EXHIBIT 22

INDEPENDENT AUDITORS' CONSENT

To Pulitzer Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-75697 and 333-40400 of Pulitzer Inc. on Form S-8 of our reports dated February 20, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of a new accounting principle in
2002), appearing in this Annual Report on Form 10-K of Pulitzer Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Saint Louis, Missouri
March  4, 2004